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                                                                EXHIBIT 99(j)(2)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Post-Effective Amendment No. 26 to the Registration Statement on Form N-1A ("Registration Statement") of our report dated January 28, 2000, relating to the financial statements and financial highlights of the Market Street Fund, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.

PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
April 21, 2000